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YUTANA                                                         EXECUTION VERSION

                                                                     Exhibit 2.2

                            ASSET PURCHASE AGREEMENT

                            DATED AS OF JULY 9, 2004

                                 BY AND BETWEEN

                             YUTANA BARGE LINES, LLC

                                       AND

                          CROWLEY MARINE SERVICES, INC.

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                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

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                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS............................................................................................        1

        1.1         General......................................................................................        1
        1.2         Definitions..................................................................................        2
        1.3         Interpretation...............................................................................       10

ARTICLE II SALE AND PURCHASE.....................................................................................       10

        2.1         Sale and Purchase............................................................................       10
        2.2         Payment of the Purchase Price; NWC Adjustment................................................       11
        2.3         Assumed Liabilities..........................................................................       12
        2.4         Retained Assets..............................................................................       12
        2.5         Sales and Transfer Taxes.....................................................................       13
        2.6         Allocation of Purchase Price.................................................................       13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................       14

        3.1         Limited Liability Company Status; Authority of Seller; Enforceability........................       14
        3.2         Accounts Receivable..........................................................................       14
        3.3         Contracts....................................................................................       15
        3.4         Intellectual Property........................................................................       15
        3.5         Title to Assets; Vessels.....................................................................       15
        3.6         Real Property................................................................................       16
        3.7         Litigation...................................................................................       16
        3.8         Existing Employment Contracts................................................................       16
        3.9         Employee Benefit Matters.....................................................................       16
        3.10        Consents.....................................................................................       17
        3.11        Permits......................................................................................       18
        3.12        Compliance with Laws.........................................................................       18
        3.13        Brokers' Fees................................................................................       18
        3.14        Accounts Payable.............................................................................       18
        3.15        Disclaimer of Warranties.....................................................................       18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................       19

        4.1         Corporate Status.............................................................................       19
        4.2         Due Authorization............................................................................       19
        4.3         Authority of Purchaser.......................................................................       19
        4.4         Enforceability...............................................................................       19
        4.5         Consents.....................................................................................       19
        4.6         Financing....................................................................................       19
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ARTICLE V PRE-CLOSING COVENANTS..................................................................................       20

        5.1         Purchaser's Access...........................................................................       20
        5.2         Notice of Developments.......................................................................       20
        5.3         Governmental Filings and Approvals...........................................................       21
        5.4         Commercially Reasonable Efforts to Close.....................................................       21
        5.5         Vessel Surveys...............................................................................       21
        5.6         Conduct of the Business......................................................................       22

ARTICLE VI CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.......................................................       23

        6.1         Conditions to be Satisfied On or Prior to Closing Date.......................................       23
        6.2         Procedure for Failure to Satisfy Conditions..................................................       24

ARTICLE VII CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.........................................................       25

        7.1         Conditions to be Satisfied On or Prior to Closing Date.......................................       25
        7.2         Procedure for Failure to Satisfy Conditions..................................................       26

ARTICLE VIII CLOSING.............................................................................................       26

        8.1         Time and Place...............................................................................       26
        8.2         Closing Transactions.........................................................................       26
        8.3         Deliveries by Seller to Purchaser............................................................       26
        8.4         Deliveries by Purchaser to Seller............................................................       27

ARTICLE IX INDEMNIFICATION.......................................................................................       28

        9.1         Seller's Indemnification.....................................................................       28
        9.2         Purchaser's Indemnification..................................................................       28
        9.3         Limitations..................................................................................       29
        9.4         Indemnification Notice.......................................................................       31
        9.5         Indemnification Procedure....................................................................       32
        9.6         Effect of Indemnity Payments.................................................................       33

ARTICLE X OTHER AGREEMENTS.......................................................................................       33

        10.1        Further Assurance............................................................................       33
        10.2        Confidentiality..............................................................................       33
        10.3        Nonassignable Contracts......................................................................       34
        10.4        Tax Matters..................................................................................       35
        10.5        Bulk Sale Waiver.............................................................................       35
        10.6        Post-Closing Deliveries......................................................................       35
        10.7        Post-Closing Cooperation and Records Retention...............................................       35
        10.8        Payment of MCM Note..........................................................................       36

ARTICLE XI EMPLOYEE MATTERS......................................................................................       36

        11.1        Obligation to Hire Employees.................................................................       36
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        11.2        Health Care..................................................................................       37
        11.3        Past Service and Vacations...................................................................       37
        11.4        Participation in Purchaser's Plans...........................................................       37
        11.5        Welfare Plans................................................................................       37
        11.6        No Third Party Beneficiaries.................................................................       38
        11.7        401(k) Plan..................................................................................       38

ARTICLE XII TERMINATION..........................................................................................       39

        12.1        Rights to Terminate..........................................................................       39
        12.2        Effects of Termination.......................................................................       39

ARTICLE XIII MISCELLANEOUS PROVISIONS............................................................................       40

        13.1        Public Announcements.........................................................................       40
        13.2        Expenses.....................................................................................       40
        13.3        Notices......................................................................................       40
        13.4        Assignment; Successors and Permitted Assigns.................................................       42
        13.5        No Third Party Beneficiaries.................................................................       42
        13.6        Exhibits and Schedules.......................................................................       42
        13.7        Headings.....................................................................................       42
        13.8        Entire Agreement.............................................................................       42
        13.9        Modifications and Waivers....................................................................       43
        13.10       Counterparts.................................................................................       43
        13.11       Severability.................................................................................       43
        13.12       GOVERNING LAW................................................................................       43
        13.13       JURISDICTION; CONSENT TO SERVICE.............................................................       43
        13.14       Attorneys' Fees..............................................................................       43
        13.15       Effectiveness of this Agreement..............................................................       44
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EXHIBITS

         Exhibit A         Form of Assumption Agreement
         Exhibit B         Form of Bill of Sale and Assignment

SCHEDULES

         Schedule 1.2(a)   Purchaser's Knowledge
         Schedule 1.2(b)   Purchased Assets
         Schedule 1.2(c)   Seller's Knowledge
         Schedule 2.2      Calculation of Adjusted NWC
         Schedule 2.4      Retained Assets
         Schedule 3.3      Material Contracts
         Schedule 3.4      Intellectual Property
         Schedule 3.5      Title to Assets
         Schedule 3.8      Employment Contracts
         Schedule 3.9      Employee Benefit Matters
         Schedule 3.10     Seller Consents
         Schedule 3.11     Permits
         Schedule 6.1(c)   Required Consents

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                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT is entered into as of July 9, 2004, but not effective until the Effective Date (as defined below), by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation ("Purchaser"), and YUTANA BARGE LINES, LLC, a Delaware limited liability company ("Seller").

                                    RECITALS

      A. Yukon Fuel Company, an Alaska corporation (together with any successor thereto, "YFC"), is engaged in the ownership and operation of a marine and land-based fuel distribution business in the State of Alaska (the "YFC Business").

      B. Concurrently herewith, Purchaser is entering into a purchase agreement with YFC, Northland Fuel LLC, a Delaware limited liability company, of which YFC is a wholly-owned, indirect subsidiary ("Northland Fuel"), and Northland Vessel Leasing Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of Northland Fuel ("NVLC") (as it may be amended, modified or supplemented, the "YFC Purchase Agreement"), pursuant to which, among other things, Purchaser has agreed to purchase from YFC, and YFC has agreed to sell to Purchaser, the YFC Business and substantially all of the assets used in the YFC Business, upon the terms and subject to the conditions set forth therein.

      C. Seller owns a vessel and charters from NVLC and other vessel owners a fleet of other vessels that it mans and time charters to YFC (the "Business").

      D. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the assets of Seller used in the Business, upon the terms and subject to the conditions set forth below.

      NOW, THEREFORE, in consideration of the foregoing Recitals and the representations, warranties, agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      1.1 General.

      Each term defined in the first paragraph of this Agreement and in the Recitals shall have the meaning set forth above whenever used herein, unless otherwise expressly provided or unless the context clearly requires otherwise.

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                                                               EXECUTION VERSION

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      1.2 Definitions.

      As used herein, the following terms shall have the meanings ascribed to them in this Section 1.2:

          Adjusted NWC. The sum of (a) the assets identified on Schedule 2.2 minus (b) the liabilities identified on Schedule 2.2, in each case, as determined in a manner consistent with past practice and the illustrative example of Adjusted NWC calculation as of May 31, 2004 that is set forth on
Schedule 2.2. All receivables and payables among YBL, YFC, NVLC and SOG shall be cancelled as of the Closing.

          Adjustment Report. As defined in Section 2.2(b)(iii).

          Affiliate. With respect to any Person, a Person that, directly or indirectly, is controlled by, controls or is under common control with such Person. "Control" shall mean (a) the ownership of 50% or more of the voting securities or other voting interests of any Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          Agreement. This Asset Purchase Agreement, together with all Exhibits and Schedules referred to herein, as amended, modified or supplemented from time to time in accordance with the terms hereof.

          Alaska AG. The Attorney General of the State of Alaska.

          Alaska AG Investigation. The investigation of the Transactions by the Alaska AG, AGO Case No. ###-##-####.

          Assumed Liabilities. As defined in Section 2.3(a).

          Assumption Agreement. The Assumption Agreement to be entered into on the Closing Date between Purchaser and Seller, in the form of Exhibit A.

          Authority. Any governmental, regulatory or administrative body, agency or authority, any court of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether foreign, federal, state or local.

          AVEC Litigation. Alaska Village Electric Cooperative, Inc., et. al vs. Crowley Marine Services, Inc., et. al, Case No. 2N0-03-174 CI, currently pending in the Superior Court for the State of Alaska, Second Judicial District at Nome, as subsequently amended, modified or supplemented, and any appeal therefrom and future proceedings related thereto subsequent to any appeal.

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          Bill of Sale. The Bill of Sale and Assignment to be entered into on the Closing Date between Seller and Purchaser, in the form of Exhibit B.

          Business. As defined in the Recitals hereto.

          Business Day. Any day other than a Saturday, Sunday or a day on which banks in Anchorage, Alaska or Oakland, California are not open for business.

          CERCLA. Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.

          Closing. The actual sale, transfer, conveyance, assignment and delivery of the Purchased Assets to Purchaser in exchange for the consideration payable to Seller on the Closing Date pursuant to this Agreement. The Closing shall be deemed to occur at 12:01 a.m. on the Closing Date.

          Closing Date. The day the "Closing" described in the YFC Purchase Agreement shall have occurred.

          COBRA. As defined in Section 11.2.

          Code. Internal Revenue Code of 1986.

          Confidential Information. As defined in Section 10.2(a).

          Consent Decree. The consent decree entered into on or about the date hereof among the Alaska AG on behalf of the State of Alaska, Purchaser, Crowley Maritime Corporation, Northland Fuel, NVLC, YFC and Seller as a result of the Alaska AG Investigation, as subsequently amended, modified, restated and supplemented by the parties thereto and by the trial court with which the consent decree is filed.

          Consent Decree Order. The order of the trial court with which the Consent Decree is filed approving the Consent Decree.

          Contracts. Any or all of the following, whether written or oral: (a) contracts, leases, subleases, arrangements, commitments and other agreements, including installation and maintenance agreements, equipment leases, computer software licenses, hardware lease or rental agreements, and contract claims; (b) all agreements, contracts and instruments relating to the borrowing of money, the capital lease or purchase on an installment basis of any property or asset, or the guaranty of any of the foregoing; (c) all charters, leases, contracts and other arrangements with respect to vessels, and all contracts, agreements, commitments, purchase orders or other understandings with respect thereto; (d) all customer, vendor, franchise, license, agency, sales representative, distributor, broker and similar agreements; (e) all contracts, agreements and other understandings or arrangements between a Person and any stockholder,

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member, partner, officer, director, manager, Affiliate or agent thereof; (f) all contracts which purport to restrict business activities or use of information, including any covenants not to compete or contracts imposing exclusive dealing obligations; (g) all management, operating, service, membership, joint venture, partnership and teaming agreements; (h) all contracts and agreements pursuant to which there is an agreement to indemnify or hold any Person harmless or to pay liquidated damages of any kind; (i) all collective bargaining agreements; and
(j) all contracts and agreements providing for the acquisition or disposition of an asset.

          Damages. Losses, damages and expenses, including reasonable attorneys' fees and disbursements and all costs of litigation (including appeals, remands and retrials) and any judgments and orders entered in any proceedings.

          Date of the Notice of Claim. As defined in Section 9.5(c).

          Development. As defined in Section 5.2.

          Effective Date. As defined in Section 13.15.

          Employee Plans. As defined in Section 3.9(a).

          Employees. As defined in Section 11.1(a).

          Environmental Law(s). Each applicable Law pertaining to (a) the protection of human health, the environment, natural resources and wildlife, including surface water, groundwater, rivers and other bodies of water, (b) the management, manufacture, possession, presence, use, generation, transportation, treatment, recycling, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance, or
(c) pollution, including CERCLA, RCRA, the Clean Air Act, 42 U.S.C. Section 7401 et seq., and the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq. (including its Oil Pollution Prevention regulations, 40 CFR Part 112), the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the State of Alaska's Oil and Hazardous Substances Pollution Control regulations, 18 AAC ch. 75, and authorizing laws.

          ERISA. Employee Retirement Income Security Act of 1974.

          ERISA Affiliate. Any corporation, partnership or trade or business that is a member of a group that includes Seller and is treated as a single employer within the meaning of Code Section 414.

          Final Adjusted NWC. As defined in Section 2.2(b)(ii).

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          Final Purchase Price. The sum of (a) the MCM Note Amount plus (b) the
Final Adjusted NWC.

          Final Purchase Price Allocation. As defined in Section 2.6(b).

          Hazardous Substance. Any substance which is (a) defined as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, (b) a petroleum hydrocarbon, including crude oil or any fraction thereof, (c) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive or carcinogenic, or (d) regulated pursuant to any Environmental Law.

          Hourly Employees. As defined in Section 11.1(a).

          Indemnified Party. As defined in Section 9.4.

          Indemnifying Party. As defined in Section 9.4.

          Independent Auditors. KPMG or, if KPMG is unable or unwilling to be engaged for the purposes contemplated herein, such other accounting firm mutually acceptable to Purchaser and Seller and, if Purchaser and Seller are unable to agree on such a firm within 35 days following Purchaser's receipt of the Adjustment Report (or if Purchaser and Seller are unable to agree on such a firm within 50 days following Seller's receipt of Purchaser's proposed Purchase Price Allocation), an accounting firm of nationally recognized standing, chosen by lot.

          Intellectual Property. Trademarks, service marks, trade names, logos, slogans, patents and copyrights and their registrations or applications; inventions and all improvements thereto; licenses with respect to any of the foregoing; trade secrets and confidential business information, designs, drawings, specifications, technical data and documentation, pricing and cost information, business marketing plans and proposals; all computer software (including data and related documentation); all other proprietary rights; all copies and tangible embodiments of any and all of the foregoing; customer and vendor lists and the goodwill associated with any of the foregoing.

          IRS. Internal Revenue Service.

          Law. Any law, statute, regulation, rule, ordinance, order, decree or other binding action or requirement of an Authority.

          Lien. Any lien (statutory or otherwise), mortgage, pledge, maritime lien, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement, restriction, equity, claim or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

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          Material Adverse Change or Material Adverse Effect. Any change in, or effect on, the Business as currently conducted by Seller, or any loss or damage to the Purchased Assets, in any case, that is or is reasonably likely to be materially adverse to the results of operations or financial condition of the Business, the SOG Business or the YFC Business, after giving effect to the transactions contemplated by this Agreement; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the Business or the YFC Business, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States (other than any such condition or occurrence that physically affects any material facility or equipment owned or operated by Seller) or (3) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index); or (b) any existing event, occurrence or circumstance of which any officer of Purchaser set forth on Schedule 1.2(a) has actual knowledge as of the date of this Agreement.

          Material Contracts. Any or all of the following: those Contracts to which Seller is a party or by which Seller is otherwise bound (other than (i) Contracts which constitute Retained Assets or (ii) the NVLC Vessel Charters) (a) that, individually, involve the payment by (or to) Seller of more than $50,000 in the aggregate, (b) that include a non-compete or non-solicitation covenant by Seller or an agreement by Seller to pay liquidated damages, (c) that are vessel charters, (d) that are for indebtedness for money borrowed, (e) pursuant to which Seller has guaranteed the obligations of another Person, (f) that have a remaining term of at least one year, (g) that are collective bargaining agreements and all employment and compensation agreements (other than for the Non-Hired Employees), (h) that are licenses of Intellectual Property or (i) that are with an Affiliate of Seller.

          MCM Note. The promissory note dated May 10, 2000 by Marine Capital Management, LLC, which holds 100% of the membership interest of Seller, to the order of YFC in the original principal amount of $50,000.

          MCM Note Amount. The aggregate amount of principal outstanding and accrued but unpaid interest, as of the Closing Date, under the MCM Note.

          New Employees. Any Employees who are employed by Purchaser on or after the Closing Date.

          Nonassignable Contracts. As defined in Section 10.3(a).

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          Non-Hired Non-Union Employees. As defined in Section 11.1(a).

          Non-Hired Union Employees. As defined in Section 11.1(a).

          Non-Union Employees. As defined in Section 11.1(a).

          Northland Fuel. As defined in the Recitals hereto.

          Northland Holdings. Northland Holdings, Inc., a Delaware corporation.

          Notice of Claim. As defined in Section 9.4.

          NVLC. As defined in the Recitals hereto.

          NVLC Vessel Charters. Collectively, the bareboat charters of the NVLC Vessels between NVLC and Seller and the time charters of the NVLC Vessels between Seller and YFC or SOG, as in effect on the date hereof or as of the Closing Date.

          NVLC Vessels. The vessels listed on Schedule 3.9(b) of the YFC Purchase Agreement under the heading "NVLC Vessels", together with each vessel's engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, fittings, tools, pumps, pumping equipment, fuels and lubes, gear, apparel, furniture, furnishings, logs, manuals, plans, parts lists and other documents, outfit, appliances, equipment, spares or replacement parts, and all other appurtenances thereunto appertaining or belonging wherever located and whether aboard or on shore.

          NWC. Net working capital.

          Ordinary Course of Business. The ordinary course of business of Seller, in accordance with past custom and practice.

          Past Service. As defined in Section 11.3.

          Person. Any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, Authority, unincorporated entity or organization of any kind.

          Preliminary Adjusted NWC. As defined in Section 2.2(b)(i).

          Preliminary Purchase Price. The sum of (a) the MCM Note Amount plus
(b) the Preliminary Adjusted NWC.

          Purchase Price Allocation. As defined in Section 2.6(a).

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          Purchased Assets. All of the assets, rights and properties owned by
Seller, or in which Seller has an interest, on the Closing Date (except for the Retained Assets), including the following:

          (a) the accounts, notes, contract or other receivables of Seller reflected in the Final Adjusted NWC;

          (b) the deposits and advances, prepaid expenses and other prepaid items of Seller reflected in the Final Adjusted NWC;

          (c) Seller's right, title and interest in, to and under all Contracts to which it is a party or by which it is bound, including the Material Contracts; and

          (d) the assets, properties, rights and interests of Seller identified on Schedule 1.2(b).

          Purchaser. As defined in the introductory paragraph hereof.

          Purchaser Plans. As defined in Section 11.4.

          Purchaser Warranty Claim. As defined in Section 9.1(a).

          Purchaser's Salaried 401(k) Plan. As defined in Section 11.7.

          Purchaser's Threshold. As defined in Section 9.3(b).

          Purchaser's Union 401(k) Plan. As defined in Section 11.4.

          RCRA. Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.

          Reconciliation. As defined in Section 2.2(b)(ii).

          Release. Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other receptacles containing any Hazardous Substance).

          Retained Assets. The following assets, rights and properties of Seller, but only to the extent the same are not fully reflected in the calculation of the Final Adjusted NWC as of the Settlement Date:

          (a) the cash and cash equivalents of Seller, including marketable securities, and bank accounts and deposits;

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          (b) all insurance policies of Seller and all rights of Seller of every nature and description under or arising out of such insurance policies, including any refunds of premiums (other than any such refunds that are included as assets in the Final Adjusted NWC);

          (c) claims for refunds of taxes paid by or on behalf of Seller;

          (d) all past, present and future claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, except to the extent, but only to the extent, such claims or causes of action (i) offset the Assumed Liabilities or (ii) are not otherwise included in, or necessary for the use of, the Purchased Assets;

          (e) the assets, properties, rights and interests of Seller identified in Schedule 2.4;

          (f) all rights of Seller under this Agreement and the other Transaction Documents to which Seller is a party;

          (g) Seller's corporate seal, minute books and stock record books, the general ledgers and books of original entry, all income tax returns and other income tax records, reports, data, files and documents; and

          (h) the NVLC Vessel Charters.

          Retained Liabilities. As defined in Section 2.3(b).

          Schedules. Collectively, the Schedules to this Agreement.

          Seller. As defined in the introductory paragraph hereof.

          Seller Warranty Claim. As defined in Section 9.2(a).

          Seller's 401(k) Plan. As defined in Section 11.7.

          Seller's Knowledge. The actual knowledge of either of the persons listed on Schedule 1.2(c).

          Seller's Threshold. As defined in Section 9.3(c).

          Settlement Date. As defined in Section 2.2(b)(v).

          SOG Business. The business of Service Oil & Gas, Inc., an Alaska corporation.

          Transaction Documents. This Agreement, the Bill of Sale, the USCG Bills of Sale, the Assumption Agreement and any and all other agreements entered into at the Closing between Purchaser and Seller, as any such agreement or instrument may be amended, modified or supplemented from time to time.

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          Transactions. The transactions contemplated by this Agreement and the
YFC Purchase Agreement.

          USCG Bill of Sale. A United States Coast Guard Form CG 1340 Bill of Sale to be executed on the Closing Date by Seller in favor of Purchaser for each YBL Vessel.

          Welfare Plan. A "welfare plan" as defined in ERISA Section 3(1).

          YBL Vessels. The vessels owned by Seller and included in the Purchased Assets.

          YFC. As defined in the Recitals hereto.

          YFC Business. As defined in the Recitals hereto.

          YFC Purchase Agreement. As defined in the Recitals hereto.

      1.3 Interpretation.

      Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement; (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (c) words using the singular or plural number also shall include the plural and singular number, respectively; (d) references to "hereof", "herein", "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto); (e) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of an Authority, Persons succeeding to the relevant functions of such Person); and (f) the term "including" (and correlative terms) shall be deemed to mean "including, without limitation."

                                   ARTICLE II
                                SALE AND PURCHASE

      2.1 Sale and Purchase.

      Upon the terms and subject to the conditions hereof, and in reliance upon the representations, warranties, covenants and agreements made herein by Seller and Purchaser, on the Closing Date, Purchaser shall purchase and accept from Seller, and Seller shall sell, transfer, convey, assign and deliver to Purchaser, the Purchased Assets.

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

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      2.2 Payment of the Purchase Price; NWC Adjustment.

      (a) On the Closing Date, Purchaser shall pay the Preliminary Purchase Price in exchange for the Purchased Assets in cash to Seller by wire transfer of immediately available funds to an account designated by Seller.

      (b) (i) At least one (1) day prior to the Closing Date, Seller shall prepare and deliver to Purchaser a calculation of Seller's Adjusted NWC (the "Preliminary Adjusted NWC") as of the Closing. Seller and Purchaser acknowledge and agree that for convenience of reference, the Preliminary Adjusted NWC may be prepared and delivered, in consolidating form, with the "Preliminary YFC Adjusted NWC" and "Preliminary SOG Adjusted NWC" under the YFC Purchase Agreement.

            (ii) Purchaser shall prepare and deliver to Seller within ninety
      (90) days after the Closing Date (A) a calculation of Seller's Adjusted NWC (the "Final Adjusted NWC") as of the Closing, and (B) a reconciliation of the Preliminary Adjusted NWC calculation to the Final Adjusted NWC calculation, together with all supporting documentation and computations (collectively, the "Reconciliation"). Purchaser shall promptly make available to Seller all personnel, books, records and documents reasonably requested by Seller for purposes of its review of Purchaser's calculation of the Final Adjusted NWC.

            (iii) Within thirty (30) days after the Final Adjusted NWC and the Reconciliation are delivered to Seller pursuant to Section 2.2(b)(ii), Seller shall deliver to Purchaser either (A) a written acknowledgment accepting the Final Adjusted NWC or (B) a written report setting forth in reasonable detail any proposed adjustments to the Final Adjusted NWC (the "Adjustment Report"). If Seller fails to deliver such acknowledgment or report to Purchaser within such 30-day period, Seller shall be deemed to have accepted and agreed to the Final Adjusted NWC as delivered pursuant to Section 2.2(b)(ii).

            (iv) In the event that Seller and Purchaser fail to agree on all of Seller's proposed adjustments set forth in the Adjustment Report within thirty (30) days after Purchaser receives the Adjustment Report, Seller and Purchaser agree that the Independent Auditors shall, within the 60-day period immediately following such 30-day period, make the final determination of the Final Adjusted NWC. Within five (5) days after the beginning of such 60-day period, Purchaser and Seller each shall provide the Independent Auditors with their respective versions of the Final Adjusted NWC calculation, together with all supporting documentation, and shall, within three (3) days following any request by the Independent Auditors, provide the Independent Auditors with any working papers, calculations, supporting documentation or additional information that the Independent Auditors may request. The Independent Auditors shall determine the Final Adjusted NWC. The decision of the Independent Auditors shall be

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION
      final and binding on Seller and Purchaser. The fees, costs and expenses of the Independent Auditors shall be paid by the party whose determination of the Final Adjusted NWC is furthest from the determination of the same by the Independent Auditors; provided that if such party's determination is within 10% of the Independent Auditor's determination, such fees, costs and expenses shall be shared equally by Seller and Purchaser.

            (v) The date on which the Final Adjusted NWC is finally determined pursuant to this Section 2.2(b) shall hereinafter be referred to as the "Settlement Date".

            (vi) No later than ten (10) days after the Settlement Date, (A) Purchaser shall pay to Seller an amount equal to the excess, if any, of the Final Adjusted NWC over the Preliminary Adjusted NWC or (B) Seller shall pay to Purchaser an amount equal to the excess, if any, of the Preliminary Adjusted NWC over the Final Adjusted NWC.

            (vii) Any payment required pursuant to Section 2.2(b)(vi) shall be by wire transfer of immediately available federal funds for credit to the recipient at a bank account designated by such recipient in writing.

      (c) To the extent the same are not reflected in the Adjusted NWC calculation, items such as property taxes, bond installments, rentals and other similar ongoing items of expense shall be prorated as of the Closing.

      2.3 Assumed Liabilities.

            (a) Purchaser shall, at the Closing by execution and delivery of the Assumption Agreement, assume, agree to perform, and, when due, pay and discharge, the following obligations and liabilities of Seller (the "Assumed Liabilities"):

            (i) the obligations and liabilities of Seller under the Contracts included in the Purchased Assets (but (A) only to the extent such obligations and liabilities are not attributable to any breach or default, or permit violation, by Seller or any employee, agent or contractor of Seller and (B) not including any such obligations and liabilities to the extent Seller has a Retained Asset that may be properly applied in reduction thereof); and

            (ii) Seller's accounts payable or other liabilities or expenses accrued in the Ordinary Course of Business, but only to the extent included in the Final Adjusted NWC.

            (b) Purchaser shall not assume or pay any, and Seller shall continue to be responsible for all, liabilities of Seller not expressly assumed by Purchaser pursuant to Section 2.3(a) (the "Retained Liabilities").

      2.4 Retained Assets.

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

      Seller shall not sell, transfer, convey, assign or deliver to Purchaser, and Purchaser shall not purchase from Seller, any Retained Assets.

      2.5 Sales and Transfer Taxes.

      Purchaser shall pay the cost of all transfer, sales, purchase, use, value added, excise or similar taxes imposed by any Authority which arises out of the transfer by Seller to Purchaser of any of the Purchased Assets. Seller will cooperate in good faith and take all appropriate actions reasonably requested by Purchaser to minimize any transfer or similar taxes that may apply to the Transactions.

      2.6 Allocation of Purchase Price.

            (a) As soon as practicable following the Closing Date, but in no event later than the 120th day following the Closing Date, Purchaser shall prepare and deliver to Seller, at Purchaser's expense, a schedule setting forth the allocation of the Final Purchase Price (and all Assumed Liabilities) among the Purchased Assets as of the Closing Date (the "Purchase Price Allocation").

            (b) In the event Seller does not raise any objection to Purchaser's schedule within thirty (30) days of Seller's receipt thereof, the schedule shall be binding and shall become the final Purchase Price Allocation (the "Final Purchase Price Allocation"). In the event Seller has any objections to Purchaser's schedule, and Seller raises such concerns in writing to Purchaser within thirty (30) days of Seller's receipt, Purchaser and Seller shall cooperate in good faith to resolve their differences and mutually agree upon a Final Purchase Price Allocation. In the event that Purchaser and Seller are unable to agree upon the Final Purchase Price Allocation within forty-five (45) days following the receipt of the schedule by Seller, the Independent Auditors shall determine the Final Purchase Price Allocation. Within fifteen (15) days of engaging the Independent Auditors for such purpose, Purchaser and Seller shall each provide the Independent Auditors with their respective determinations (and any relevant supporting material) of the Purchase Price Allocation and the Independent Auditors shall select either Purchaser's or Seller's determination as the Final Purchase Price Allocation. Such decision shall be based on which schedule better satisfies the requirements of Treasury Regulation section 1.1060-1(c). The decision of the Independent Auditors of the Final Purchase Price Allocation shall be final and binding on Purchaser and Seller. The fees, costs and expenses of the Independent Auditors for their services rendered pursuant to this Section 2.6 shall be paid by the non-prevailing party.

            (c) The parties hereto shall file all federal, state and local tax returns consistent with the Final Purchase Price Allocation. Each party agrees to complete IRS Form 8594 consistently with such allocation and to cooperate with the other party in the preparation of Form 8594 and to furnish the other party with a copy of such form prepared in draft form, within a reasonable period before the filing due date of such form. Neither party hereto shall have any liability to the other arising out of any challenge to such tax allocation by any federal, state or

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION
local taxing Authority so long as the party does not take a position inconsistent with the Final Purchase Price Allocation in any tax filing or administrative or judicial proceeding.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      As an inducement to Purchaser to enter into and perform its obligations under this Agreement, and in consideration of the covenants of Purchaser contained herein, Seller represents and warrants to Purchaser as follows:

      3.1 Limited Liability Company Status; Authority of Seller; Enforceability.


            (a) Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in each other jurisdiction where it is required to be qualified. Seller has the limited liability company power and authority necessary to own, lease, operate or otherwise hold its properties and assets and to carry on its business as presently conducted.

            (b) Seller has the limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized and approved by all necessary limited liability company action on the part of Seller. This Agreement is binding upon, and enforceable against, Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by general principles of equity (whether in a proceeding at law or in equity).

            (c) Neither the execution or delivery of this Agreement by Seller nor the performance by Seller of its obligations under this Agreement will (assuming the receipt of all consents expressly described herein) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any Contract to which Seller is a party or is bound, the certificate of formation or Limited Liability Company Agreement of Seller or any applicable Law to which Seller is a party or by which Seller is bound.

      3.2 Accounts Receivable.

      The accounts receivable and the notes receivable of the Business: (a) were acquired by Seller in the Ordinary Course of Business and represent fully completed bona fide transactions that require no further act on the part of Seller to make such accounts receivable payable by the account debtors; (b) represent valid obligations owing to Seller by account debtors, which are enforceable in accordance with their respective terms (subject to any reserves for doubtful accounts reflected in the books and records of the Business, which reserves have been calculated

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION
in the Ordinary Course of Business); and (c) are owned by Seller free and clear of all Liens (other than Liens to be released at or before the Closing).

      3.3 Contracts.

      Schedule 3.3 contains a true and complete list of all Material Contracts and true and complete copies of written Material Contracts (other than charters between Seller and either YFC or NVLC, which shall be terminated at the Closing) have been made available to Purchaser. Seller is not a party to (or otherwise bound by) any Contract not entered into in the Ordinary Course of Business. All Material Contracts are valid and binding upon Seller and, to Seller's Knowledge, the other parties thereto, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally. There is no default or event that with notice or lapse of time, or both, would (a) constitute a default by Seller or, to Seller's Knowledge, any other party to any of the Material Contracts or (b) impose a Lien on any YBL Vessel. Seller has not received notice that any party to any of the Material Contracts intends to cancel or terminate any of such agreements or to exercise or not exercise any options under any of such agreements.

      3.4 Intellectual Property.

      Schedule 3.4 contains a true and complete list of all material trademarks, service marks, trade names, logos, slogans, patents and copyrights and their registrations or applications, if any, owned by Seller or in which Seller has any rights or licenses. Seller has not alleged any infringement by any Person on any Intellectual Property. To Seller's Knowledge, Seller is not infringing, or has been alleged to be infringing, on any Intellectual Property owned by any other Person. Seller has no obligation to pay royalties or other burdens to any Person for the use of any of the items listed on Schedule 3.4.

      3.5 Title to Assets; Vessels.

          (a) Except as otherwise disclosed on Schedule 3.5, Seller has good title to, or with respect to leased property included in the Purchased Assets, an enforceable right under a Contract to use, all of the Purchased Assets, free and clear of all Liens (other than Liens to be released at or before the Closing).

          (b) Each YBL Vessel is designed to meet in all material respects and, on the Closing Date, shall meet in all material respects, the requirements under all laws, treaties and conventions applicable to such vessel in its current use, and all rules and regulations promulgated under such laws, treaties and conventions. YBL maintains for the YBL Vessels such U.S. Coast Guard Certificates of Inspection and other certificates as may be required under applicable Federal, state and local laws and regulations for the YBL Vessels' current use in the Business, and all such certificates are valid and in full force and effect with no recommendations or

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION
outstanding requirements and, to Seller's Knowledge, kept in the respective locations required by law.

            (c) Seller is a "citizen of the United States" within the meaning of
Section 2 of the Shipping Act, 1916, as amended, and 46 U.S.C. Section 12102. Each YBL Vessel is properly documented under the laws of the United States. Each YBL Vessel and Seller is qualified to engage in the coastwise trade of the United States.

      3.6 Real Property.

      Seller has no ownership, leasehold or subleasehold interest in any real property.

      3.7 Litigation.

      There are no suits, actions, arbitrations, and legal, administrative and other proceedings and governmental investigations pending or, to Seller's Knowledge, threatened against or affecting Seller or the Business (other than the AVEC Litigation and the Alaska AG Investigation). Seller is not presently engaged in any legal action to recover moneys due to it or damages sustained by it.

      3.8 Existing Employment Contracts.

      Seller has no employment contracts, consulting agreements, collective bargaining agreements or similar arrangements except those identified on
Schedule 3.8. All such contracts and arrangements are in full force and effect, and to Seller's Knowledge, no Person is in default under any such contract or arrangement. There is no pending or, to Seller's Knowledge, threatened labor dispute, strike or work stoppage affecting its Business. There is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim pending or, to Seller's Knowledge, threatened against or affecting the Business that would constitute a Material Adverse Effect.

      3.9 Employee Benefit Matters.

            (a) Schedule 3.9 lists all pension, profit sharing, incentive, bonus, deferred compensation, retirement, stock option, stock purchase, severance, medical and hospitalization, insurance, vacation, salary continuation, sick pay, welfare, fringe benefit, and other employee benefit plans, contracts, programs, policies and arrangements which Seller maintains or under which Seller has any obligations with respect to any employee or former employee of its Business (collectively, "Employee Plans").

            (b) All contributions, premium payments and other payments due as of the Closing Date from Seller to or under its Employee Plans have been paid.

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

            (c) No Employee Plan is (i) an "employee pension benefit plan" (as defined in ERISA Section 3(2)) that is subject to Title IV of ERISA or (ii) a "multiemployer plan" (as defined in ERISA Section 3(37)). There has been no termination of any "employee pension benefit plan" (as defined in ERISA Section 3(2)) under which Seller or any ERISA Affiliate has or had any obligation to make a contribution, and no proceedings to terminate any such plan have been initiated. Neither Seller nor any ERISA Affiliate has incurred or has any accrued or contingent withdrawal liability with respect to any "multiemployer plan" (as defined in ERISA Section 3(37)) that has not been fully paid.

            (d) Each Employee Plan has been maintained in accordance with its governing documents and all applicable provisions of ERISA, the Code and other applicable Laws. All required disclosures to employees and all required filings and other reports relating to each Employee Plan have been timely made.

            (e) There is no litigation, disputed claim (other than routine claims for benefits), governmental proceedings, audit or inquiry pending or, to Seller's Knowledge, threatened, with respect to any Employee Plan. There have been no "prohibited transactions" (as defined in ERISA Section 406 or Code
Section 4975) with respect to any Employee Plan for which no individual or class exemption exists.

            (f) For each Employee Plan, Seller has made available to Purchaser copies of the following: the current plan documents, any amendments thereto, and the related summary plan description, if any; each trust or custodial agreement and each deposit administration, group annuity, insurance, or other funding agreement, if any; the latest financial reports and actuarial reports; the most recent determination letter issued by the IRS, if any; and the most recent Annual Report Form 5500, if any.

            (g) Each Employee Plan which is a Welfare Plan has complied with the applicable requirements of Title I of ERISA, including Parts 6 and 7 of Subtitle B, with Code Section 4980B and with Code Sections 9801-9833.

            (h) Each Employee Plan which is intended to qualify as a tax-qualified retirement plan under Code Section 401(a) has received, or has timely applied for, a favorable determination letter from the IRS that applies to the requirements of the group of four statutes commonly referred to as "GUST". To Seller's Knowledge, nothing has occurred since the date of that letter (or the application for such a letter) which would prevent any such Employee Plan from remaining so qualified.

      3.10 Consents.

      No consent, approval, order or authorization of, or registration, declaration or filing with, any Authority or any other Person is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the performance by Seller of its obligations hereunder.

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

      3.11 Permits.

      Except as disclosed on Schedule 3.11, Seller has no qualifications, registrations, filings, privileges, franchises, immunities, licenses, permits, authorizations or approvals of Authorities which are used or required in order for Seller to own and operate the Business, the YBL Vessels or the other vessels operated by YBL, other than any thereof that Seller's failure to possess would not have a Material Adverse Effect.

      3.12 Compliance with Laws.

      Seller has complied in all material respects with all, and is not in violation of any, applicable Laws (including Environmental Laws) affecting its properties or Business, other than (a) Laws applicable to the Employee Plans, which are addressed separately in Section 3.9 and (b) violations which would not singly, or in the aggregate, constitute a Material Adverse Effect. There is currently pending no notification to Seller that it is in violation in any material respect of any Law (including any Environmental Law).

      3.13 Brokers' Fees.

      Seller has not dealt with any broker, finder or consultant in connection with the transactions contemplated by this Agreement, and no Person acting on behalf of or at the direction of Seller is entitled to any commission or finder's fee in connection with the sale of the Purchased Assets to Purchaser.

      3.14 Accounts Payable.

      All accounts and notes payable and accrued expenses of the Business have been incurred or have arisen only in the Ordinary Course of Business. Except disputes that do not exceed $10,000 in the aggregate, there is no dispute between the Business and any payee with respect to any such payable.

      3.15 Disclaimer of Warranties.

      EXCEPT WITH RESPECT TO THE WARRANTIES AND REPRESENTATIONS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WHETHER OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY AS TO THE BUSINESS, THE PURCHASED ASSETS, OR ANY PART THEREOF, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE PURCHASED ASSETS ARE TO BE CONVEYED HEREUNDER "AS IS" AND "WHERE IS" ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION. PURCHASER SHALL RELY UPON ITS OWN EXAMINATION THEREOF.

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      As an inducement to Seller to enter into and perform its obligations under this Agreement, and in consideration of the covenants of Seller contained herein, Purchaser represents and warrants to Seller as follows:

      4.1 Corporate Status.

      Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      4.2 Due Authorization.

      The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized and approved by all necessary corporate action on the part of Purchaser.

      4.3 Authority of Purchaser.

      Purchaser has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution or delivery of this Agreement by Purchaser nor the performance by Purchaser of its obligations under this Agreement will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, lease, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Purchaser is a party or by which it is bound, or its certificate of incorporation, bylaws or any applicable Law to which Purchaser is a party or by which Purchaser is bound.

      4.4 Enforceability.

      This Agreement is binding upon, and enforceable against, Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by general principles of equity (whether in a proceeding at law or in equity).

      4.5 Consents.

      No consent, approval, order or authorization of, or registration, declaration or filing with, any Authority or any other Person is required to be obtained or made by Purchaser in connection with its execution and delivery of this Agreement or the performance by it of its obligations hereunder.

      4.6 Financing.

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

      Purchaser has the funds necessary to consummate the transactions contemplated by this Agreement and acknowledges that its obligations hereunder are not subject to a financing contingency.

                                   ARTICLE V
                             PRE-CLOSING COVENANTS

      From the date hereof through and including the Closing:

      5.1 Purchaser's Access.

            (a) Seller shall afford to Purchaser and its officers, employees, auditors and agents the right, at any time prior to the Closing during normal business hours and following reasonable prior notice, access to such books and records of Seller relevant to the Purchased Assets as Purchaser may reasonably require. Seller shall permit Purchaser and its representatives to have access, upon reasonable notice and during normal business hours, throughout the period prior to the Closing, to the Purchased Assets, and to any key officers of Seller and its Affiliates, and shall furnish, and shall cause its Affiliates to furnish, Purchaser during such period with such other information concerning the Business as Purchaser or such representatives may reasonably request.

            (b) All fees and expenses of any kind incurred by Purchaser relating to the inspection referred to in Section 5.1(a) will be solely at Purchaser's expense. Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates, officers, directors, employees and agents from and against any personal injury or property damage suffered in connection with any investigation contemplated by this Section 5.1.

      5.2 Notice of Developments.

      Seller shall promptly notify Purchaser of any event or occurrence that has as its basis an event or occurrence that arose after the date hereof (a "Development") which would cause a breach at the Closing of any of the representations and warranties in Article III or constitutes a Material Adverse Change or a Material Adverse Effect. Unless Purchaser terminates this Agreement in accordance with Section 12.1(a)(iii)(A) by reason of a Development, the written notice pursuant to this Section 5.2 will be deemed to have amended the Schedules, to have qualified the representations and warranties contained in
Article III, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the Development. Purchaser acknowledges and agrees that Seller has disclosed to it in writing an employee bonus plan and compensation schedule that Seller intends to implement at or prior to the Closing and that Purchaser has consented thereto; provided, that Seller shall have sole responsibility for making any payments contemplated by such employee bonus plan and Purchaser shall have no responsibility therefor.

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

      5.3 Governmental Filings and Approvals.

            (a) Seller and Purchaser agree to (i) promptly file, or cause to be promptly filed, with all appropriate Authorities any and all notices, registrations, declarations, applications and other documents as required by Law to consummate the transactions contemplated hereby and (ii) thereafter diligently pursue all consents, approvals and authorizations from such Authorities as required by Law to consummate the transactions contemplated hereby.

            (b) Notwithstanding anything to the contrary in Section 5.3(a), no party shall be obligated to restructure in any material respect the Transactions or waive any material rights or agree to any material limitations on its operations or to dispose of any material asset or collection of assets prior to, at or after the Closing in order to satisfy any requirement of an Authority as a condition for granting its consent, authorization or approval.

      5.4 Commercially Reasonable Efforts to Close.

            (a) Subject to the terms and conditions hereof, each of the parties hereto agrees to use all commercially reasonable efforts in good faith to diligently take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable to consummate and make effective by September 15, 2004 the Transactions and will cooperate fully with the other parties for such purpose.

            (b) Purchaser agrees to promptly notify Seller if it becomes aware of any event, fact or circumstance that could reasonably be expected to result in the failure of a condition set forth in Section 6.1 to be satisfied on or prior to September 15, 2004 and, if such failure is curable, to allow Seller a reasonable opportunity to satisfy such condition.

            (c) Seller agrees to promptly notify Purchaser if it becomes aware of any event, fact or circumstance that could reasonably be expected to result in the failure of a condition set forth in Section 7.1 to be satisfied prior to September 15, 2004 and, if such condition is curable, to allow Purchaser a reasonable opportunity to satisfy such condition.

      5.5 Vessel Surveys.

            Seller shall obtain and deliver to Purchaser the following:

            (a) At least twenty (20) days prior to the Closing Date, (i) with respect to each YBL Vessel, an abstract of title as of a date subsequent to the date hereof showing that such YBL Vessel is owned by Seller free of any Liens of record and (ii) with respect to the vessels "Salcha" and "NPI 180", an abstract of title as of a date subsequent to the date hereof showing that such vessels are owned by E.S. Marine, L.L.C. and Newport Petroleum, Inc., respectively.

            (b) At least twenty (20) days prior to the Closing, all surveys of the YBL Vessels to which Seller has access (the "Surveys").

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            (c) At least two (2) days prior to the Closing Date, copies of all of the certificates referred to in Section 3.5(b), as well as any classification certificates or confirmation of class certificates of the YBL Vessels, free of outstanding requirements.

      5.6 Conduct of the Business.

            (a) Except as otherwise contemplated by this Agreement, the YFC Purchase Agreement or consented to by Purchaser, Seller shall: (i) conduct its operations in the Ordinary Course of Business; (ii) use commercially reasonable efforts to preserve the goodwill of and maintain satisfactory relationships with its customers, suppliers, lessors, creditors, debtors, employees, consultants, agents and other Persons having business relationships with it (provided, that Seller shall have no obligation to implement any stay or retention bonus program or agreements); and (iii) maintain in full force and effect with respect to the Business, policies of insurance of the same type, character and coverage as the policies currently carried. Without limiting the generality of the foregoing, during the period from the date hereof through and including the Closing, Seller shall not:

            (i) declare, set aside, make or pay any dividend or other distribution (other than of Retained Assets);

            (ii) except in the Ordinary Course of Business, (A) make or offer to make any acquisition of any interest in any assets or securities of any Person (whether by merger, stock purchase, asset purchase, lease, license or otherwise), (B) make or offer to make any sale or other disposition or encumbrance of any of its assets or securities (whether by merger, stock sale, asset sale, lease, license or otherwise) (other than Retained Assets), or (C) commit to incur any capital expenditures in excess of $50,000 in the aggregate;

            (iii) except in the Ordinary Course of Business: enter into any Material Contract or amend or cause the termination of any Material Contract, or grant any release or relinquishment of any rights under any Material Contract;

            (iv) make any loans, advances or capital contributions to, or investments in, any other Person;

            (v) change any of the accounting principles or practices used by it (including changes in reserve or accrual policies) in a manner that would have a Material Adverse Effect;

            (vi) forgive any loans to any directors, officers or employees of the Business or any Affiliates of Seller;

            (vii) except in the Ordinary Course of Business or any salary increases disclosed in writing to Purchaser (including via e-mail), (A) enter into any new, or amend any existing, employment, consulting, severance payment, termination payment, salary

                                                  ASSET PURCHASE AGREEMENT (YBL)
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      continuation, change of control or deferred compensation agreements or similar contracts with any of its directors, officers or employees (other than any Non-Hired Union Employees or Non-Hired Non-Union Employees), (B) make any changes in the compensation or benefits payable to any of its directors, officers or employees (other than any Non-Hired Union Employees or Non-Hired Non-Union Employees) or (C) grant any performance or similar awards or bonuses to any of its directors, officers or employees (other than cash bonuses);

            (viii) adopt, approve or enter into any new, or materially amend or modify, or terminate any existing, Employee Plan or other employee benefit plan or contract, except as required by Law;

            (ix) hire or terminate any management level employees, other than with Purchaser's consent, which may not be unreasonably withheld; or

            (x) agree to do any of the items prohibited by this Section 5.6(a).

                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

      6.1 Conditions to be Satisfied On or Prior to Closing Date.

      The obligation of Purchaser to purchase the Purchased Assets under this Agreement is subject to the satisfaction (or waiver by Purchaser), on or prior to the Closing Date, of the following conditions:

            (a) Accuracy of Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and complete in all material respects on the Closing Date as though made on such date, except to the extent the failure of such representations and warranties to be true and complete has not had a Material Adverse Effect.

            (b) Compliance with Agreement. Seller shall have performed or complied in all material respects with the covenants, agreements and obligations required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date, except to the extent the failure to so perform or comply has not had a Material Adverse Effect.

            (c) Consents. All consents required under those Material Contracts identified on Schedule 6.1(c), if any, shall have been obtained.

            (d) No Adverse Proceedings.

               (i) No order shall have been entered in the AVEC Litigation prohibiting Purchaser and Seller from consummating the Transactions.

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               (ii) The Consent Decree Order shall have been entered; provided, that if the Consent Decree Order includes any modification to, or amendment of, the Consent Decree as originally filed with the trial court, such modification or amendment shall be in form and substance satisfactory to the Purchaser in its sole discretion.

               (iii) No action, suit or proceeding (other than the AVEC
            Litigation, the Alaska AG Investigation or any action, suit or proceeding by or on behalf of the State of Alaska or the City of Bethel, Alaska (or any political subdivision thereof)) shall have been instituted or overtly threatened by an Authority, or instituted by any other Person, (A) challenging the acquisition by Purchaser of the Purchased Assets or otherwise seeking to restrain, materially delay or prohibit the consummation of the Transactions or seeking damages that could make the Transactions materially more costly to Purchaser or (B) seeking to prohibit or limit in any material respect the ownership or operation by Purchaser of all or a material portion of the Business or any of its other material businesses or to compel Purchaser to dispose of or hold separate all or a material portion of the Purchased Assets or any of its other businesses.

            (e) No Material Adverse Change or Effect. There shall have occurred no Material Adverse Change or Material Adverse Effect.

            (f) Closing Documents. Seller shall have delivered all agreements, certificates, instruments and other documents required to be delivered by Seller on the Closing Date pursuant to Section 8.3, and the form and substance of all such agreements, certificates, instruments and other documents shall be reasonably satisfactory to Purchaser.

            (g) Acquisition of YFC Assets. The YFC Purchase Agreement shall have been executed and delivered by each of Northland Fuel, YFC and NVLC and all of the conditions set forth in Section 6.1 of the YFC Purchase Agreement shall have been satisfied (or waived by Purchaser).

      6.2 Procedure for Failure to Satisfy Conditions.

      In the event that, in Purchaser's reasonable judgment, any of the conditions precedent set forth in Section 6.1 have not been satisfied as of the intended Closing Date, Purchaser shall notify Seller in writing indicating its election to (a) waive such conditions precedent or (b) terminate this Agreement pursuant to Section 12.1.

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

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                                  ARTICLE VII
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

      7.1 Conditions to be Satisfied On or Prior to Closing Date.

      The obligations of Seller to sell the Purchased Assets under this Agreement are subject to the satisfaction (or waiver by Seller), on or prior to the Closing Date, of the following conditions:

            (a) Accuracy of Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true and complete in all material respects on the Closing Date as though made on such date.

            (b) Compliance with Agreement. Purchaser shall have performed or complied in all material respects with the covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

            (c) No Adverse Proceedings.

               (i) No action, suit or proceeding (other than the Alaska AG
            Investigation and the AVEC Litigation) shall have been instituted or overtly threatened by an Authority, or instituted by any other Person, challenging the acquisition by Purchaser of the Purchased Assets or otherwise seeking to restrain, materially delay or prohibit the consummation of the Transactions or seeking damages that could make the Transactions materially more costly to Seller.

               (ii) No order shall have been entered in the AVEC Litigation prohibiting Purchaser and Seller from consummating the Transactions.

               (iii) The Consent Decrees Order shall have been entered;
            provided, that if the Consent Decree Order includes any modification to, or amendment of, the Consent Decree as originally filed with the trial court that adversely affects Seller, such modification or amendment shall be in form and substance satisfactory to Seller in its sole discretion.

            (d) Closing Documents. Purchaser shall have delivered all agreements, certificates, instruments and other documents required to be delivered by it on the Closing Date pursuant to Section 8.4, and the form and substance of all such agreements, certificates, instruments and other documents shall be reasonably satisfactory to Seller.

            (e) Acquisition of YFC Assets. The YFC Purchase Agreement shall have been executed and delivered by Purchaser and all of the conditions set forth in
Section 7.1 of the YFC Purchase Agreement shall have been satisfied (or waived by Northland Fuel, YFC and NVLC).

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

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      7.2 Procedure for Failure to Satisfy Conditions.

      In the event that, in Seller's reasonable judgment, any of the conditions precedent set forth in Section 7.1 have not been satisfied as of the intended Closing Date, Seller shall notify Purchaser in writing indicating Seller's election to (a) waive such conditions precedent or (b) terminate this Agreement pursuant to Section 12.1.

                                  ARTICLE VIII
                                     CLOSING

      8.1 Time and Place.

      The Closing shall take place at 10:00 a.m. (local time) on the Closing Date at the offices of Patton Boggs LLP, 601 West Fifth Avenue, Suite 700, Anchorage, Alaska, or at such other time and place as Seller and Purchaser may mutually agree.

      8.2 Closing Transactions.

      All documents and other instruments required to be delivered at the Closing shall be regarded as having been delivered simultaneously, and no document or other instrument shall be regarded as having been delivered until all have been delivered.

      8.3 Deliveries by Seller to Purchaser.

      At the Closing, Seller shall deliver or cause to be delivered to
Purchaser:

            (a) the Bill of Sale as duly executed by Seller, together with all such other documents and instruments of sale, assignment, conveyance and transfer, as Purchaser reasonably may deem necessary for the conveyance of the Purchased Assets to Purchaser;

            (b) the certificate of formation of Seller certified by the Secretary of State of the State of Delaware as of a date not earlier than twenty
(20) days prior to the Closing Date;

            (c) a USCG Bill of Sale as duly executed by Seller for each YBL Vessel;

            (d) the Assumption Agreement as duly executed by Seller;

            (e) a certificate of good standing for Seller from the States of Alaska and Delaware;

            (f) a certificate of the manager of Seller, dated as of the Closing Date, certifying to (i) the certificate of formation and Limited Liability Company Agreement of Seller; (ii) resolutions of the sole member of Seller approving the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the Transactions;

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                                                               EXECUTION VERSION

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and (iii) incumbency and signatures of the officers of Seller executing the
Transaction Documents delivered by Seller in connection herewith;

            (g) a certificate executed by the manager of Seller, dated as of the Closing Date, certifying (i) updated copies of each of the Schedules referred to in Article III and (ii) that all representations and warranties of Seller herein contained are true and complete in all material respects as of the Closing Date as if made thereon and that Seller has performed or complied in all material respects with the covenants, agreements and obligations required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date;

            (h) each consent obtained pursuant to Section 10.3(b);

            (i) all releases necessary to terminate and discharge any and all Liens on the Purchased Assets;

            (j) terminations of the NVLC Vessel Charters, including a waiver by each of the parties thereto of any rights it may have thereunder against Purchaser;

            (k) a certificate, pursuant to Section 1445 of the Code, dated the Closing Date in form reasonably acceptable to Purchaser; and

            (l) such other instruments and documents as are: (i) required by any other provisions of this Agreement to be delivered on or before the Closing Date by Seller to Purchaser; or (ii) reasonably necessary, in the opinion of Purchaser, to evidence the performance by Seller of its obligations under this Agreement.

      8.4 Deliveries by Purchaser to Seller.

      At the Closing, Purchaser shall deliver or cause to be delivered to
Seller:

            (a) the Preliminary Purchase Price in accordance with Section 2.2;

            (b) the Assumption Agreement as duly executed by Purchaser;

            (c) a certificate of the Secretary or an Assistant Secretary of Purchaser, dated as of the Closing Date, certifying to (i) the certificate of incorporation and bylaws of Purchaser; (ii) resolutions of the Board of Directors of Purchaser approving the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the Transactions; and (iii) incumbency and signatures of the officers of Purchaser executing this Agreement and any other certificate or document delivered by Purchaser in connection herewith;

            (d) a certificate executed by the President or any Vice President of Purchaser, dated as of the Closing Date, certifying that all representations and warranties of Purchaser herein contained are true and complete in all material respects as of the Closing Date as if made

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

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thereon and that Purchaser has performed or complied in all material respects with the covenants, agreements and obligations required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

            (e) the certificate of incorporation of Purchaser certified by the Secretary of State of the State of Delaware as of a date not earlier than twenty
(20) days prior to the Closing Date; and

            (f) such other instruments and documents as are: (i) required by any other provisions of this Agreement to be delivered on or before the Closing Date by Purchaser to Seller; or (ii) reasonably necessary, in the opinion of Seller, to evidence the performance by Purchaser of its obligations under this Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

      9.1 Seller's Indemnification.

      Seller agrees to defend, indemnify and hold Purchaser harmless against any Damages which arise out of or are in respect of any of the following:

            (a) the breach of any of the representations or warranties made by Seller in this Agreement (a "Purchaser Warranty Claim");

            (b) the failure by Seller to perform any of its covenants or agreements in this Agreement;

            (c) any and all Retained Liabilities; and

            (d) any Retained Asset.

      9.2 Purchaser's Indemnification.

      Purchaser agrees to defend, indemnify and hold Seller harmless against any Damages which arise out of or are in respect of any of the following:

            (a) the breach of any of the representations or warranties made by Purchaser in this Agreement (a "Seller Warranty Claim");

            (b) the failure of Purchaser to perform any of its covenants or agreements in this Agreement;

            (c) any and all Assumed Liabilities;

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                                                               EXECUTION VERSION

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            (d) the ownership or operation by Purchaser of the Purchased Assets after the Closing (except to the extent attributable to events or circumstances occurring or existing prior to the Closing Date);

            (e) the AVEC Litigation, to the extent incurred or arising after the Closing Date;

            (f) the Consent Decree or Consent Decree Order (including any appeal therefrom and future proceedings subsequent to any appeal), to the extent incurred after the Closing Date; and

            (g) any action, suit or proceeding (other than the AVEC Litigation) instituted by an Authority or other Person challenging any of the Transactions or otherwise seeking to rescind, restrain, materially delay or prohibit the consummation of the Transactions or seeking damages as a result of the consummation of the Transactions.

      9.3 Limitations.

      The parties' rights to indemnification pursuant to this Article IX are subject to the following limitations:

            (a) All of the representations and warranties contained in Articles III and IV shall survive the Closing and shall continue in full force and effect until the eighteen (18) month anniversary of the Closing Date; provided, that if at the stated expiration of any representation and warranty there shall be pending any indemnification claim by an Indemnified Party, such Indemnified Party shall continue to have the right to seek such indemnification with respect to such claim notwithstanding such expiration. All covenants set forth in this Agreement shall survive the Closing without expiration.

            (b) Except as provided elsewhere herein, no Purchaser Warranty Claim may be made against Seller unless and until the sum of (i) the aggregate of all Damages with respect to Purchaser Warranty Claims plus (ii) the aggregate of all Damages with respect to "Purchaser Warranty Claims" under the YFC Purchase Agreement shall exceed $150,000 (the "Purchaser's Threshold"), in which case Seller shall be required to pay or be liable only for Damages in excess of the Purchaser's Threshold.

            (c) No Seller Warranty Claim may be made against Purchaser unless and until the sum of (i) the aggregate of all Damages with respect to Seller Warranty Claims plus (ii) the aggregate of all Damages with respect to "Seller Warranty Claims" under the YFC Purchase Agreement shall exceed $150,000 (the "Seller's Threshold"), in which case Purchaser shall be required to pay or be liable only for Damages in excess of the Seller's Threshold.

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            (d) Seller's maximum aggregate liability to Purchaser for Purchaser
Warranty Claims shall not exceed an amount equal to (i) $2,000,000 minus (ii) the aggregate of all Damages with respect to "Purchaser Warranty Claims" under the YFC Purchase Agreement.

            (e) Purchaser's maximum aggregate liability to Seller for Seller Warranty Claims shall not exceed an amount equal to (i) $2,000,000 minus (ii) the aggregate of all Damages with respect to "Seller Warranty Claims" under the YFC Purchase Agreement.

            (f) For purposes of this Article IX, in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net of any tax benefit actually realized by the Indemnified Party or any Affiliate thereof by reason of the Damage which is the subject of such claim and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Indemnified Party or any Affiliate from any third party with respect thereto. If such insurance proceeds or any indemnity, contribution or other similar payment is received by the Indemnified Party after the date on which the Indemnifying Party has paid such indemnification claim, the Indemnified Party shall, no later than five (5) days after the receipt of such insurance proceeds or any indemnity, contribution or other similar payment, reimburse the Indemnifying Party in an amount equal to such insurance proceeds or any indemnity, contribution or other similar payment (but in no event in an amount greater than the Damages theretofore paid to the Indemnified Party by the Indemnifying Party).

            (g) Each party hereto hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all post-Closing claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, each party hereto hereby waives, to the fullest extent permitted under applicable Law, any and all other post-Closing rights, remedies, claims and causes of action of any kind or nature it may have against the other parties hereto arising under or based upon any Law (including any such post-Closing rights, claims or causes of action arising under or based upon common law or otherwise). Each party hereto agrees that any and all post-Closing claims by it against any other party hereto arising out of or related to the breach of any representation, warranty, covenant or agreement contained herein shall be limited exclusively to claims made in accordance with, and subject to the limitations of, this Article IX and that such party's sole remedy shall be money damages. Notwithstanding the foregoing, each party acknowledges that the covenants of Section 10.2 are of the essence of this Agreement and that money damages will be difficult to calculate and may not provide adequate compensation in connection with an actual or threatened breach of such Section and that the provision of Section 10.2 are reasonable limitations and necessary to protect the business interests of the respective parties. Accordingly, the parties agree that they each shall be entitled to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of
Section 10.2 and, in addition, shall be entitled to pursue any allowable remedies at law or equity, including the recovery of money damages. If any provisions of Section 10.2 shall for any reason be held to be excessively broad as to time, duration, geographic scope, activity or subject, it shall

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

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be enforceable to the maximum extent compatible with then-applicable laws.
Finally, notwithstanding the provisions of this Section 9.3(g) or any other provisions contained herein to the contrary, Purchaser and Seller shall have the right to seek specific performance of the obligations of the other under Section
2.1 in addition to any other remedies it may have for money damages or otherwise at law or in equity.

            (h) Notwithstanding anything herein to the contrary, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto, after the Closing, to rescind this Agreement or any of the Transactions.

            (i) No party hereto shall have any liability under any provision of this Agreement for any Damages to the extent that such Damages relate to actions taken or not taken by any other party hereto or its Affiliates after the Closing or by Northland Holdings or its Affiliates after April 8, 2004. In no event shall any party hereto be liable for consequential or punitive damages (except for (i) consequential or punitive damages paid or payable by an Indemnified Party to a third party and (ii) penalties under any Law). Each party hereto shall take all reasonable steps to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages indemnifiable by any other party hereto.

            (j) No Indemnifying Party's liability for fraud or willful misconduct shall be limited by the provisions of this Section 9.3. No Indemnifying Party shall be liable to any Person hereunder for Damages attributable to such Person's fraud or willful misconduct.

            (k) Seller's liability for a breach of Section 3.9 (employee benefit matters) shall not be limited by the provisions of Section 9.3(b).

            (l) Notwithstanding any other provision of this Agreement, Purchaser acknowledges and agrees that it shall have no recourse to any member, manager, officer, employee or agent of Seller with respect to the indemnification obligations of Seller under this Article IX.

      9.4 Indemnification Notice.

      Promptly upon obtaining knowledge of any claim, event, fact or demand which gives rise to, or could reasonably be expected to give rise to, a claim for indemnification hereunder, any party seeking indemnification under this
Article IX (an "Indemnified Party") shall give written notice of such claim or demand ("Notice of Claim") to the party from which indemnification is sought (an "Indemnifying Party"), setting forth the amount of the claim. The Indemnified Party shall furnish to the Indemnifying Party, in reasonable detail, such information as it may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or

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                                                               EXECUTION VERSION

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other document evidencing or asserting the same). No failure or delay by the
Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of any Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Damage for which the Indemnified Party is entitled to indemnification hereunder.

      9.5 Indemnification Procedure.

            (a) If the claim or demand set forth in the Notice of Claim given by the Indemnified Party pursuant to Section 9.4 of this Agreement is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the Date of the Notice of Claim to notify the Indemnified Party in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party; provided, that an Indemnifying Party's election to defend shall not constitute an acknowledgement of any liability for indemnity of the claim or prejudice the Indemnifying Party's right to defend against any such liability. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim or demand in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at its own expense. If the Indemnifying Party does not elect to defend such third party claim or demand, or does not defend such third party claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) the Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (ii) the Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Article IX.

            (b) Except for third party claims being defended in good faith, the Indemnifying Party shall satisfy its obligations hereunder in cash within thirty
(30) days after the Date of the Notice of Claim.

            (c) The term "Date of the Notice of Claim" as used in this Article IX shall mean the date the Notice of Claim is deemed delivered pursuant to
Section 13.3.

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                                                               EXECUTION VERSION

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      9.6 Effect of Indemnity Payments.

      The parties agree to treat all payments made under the indemnity provisions of this Article IX as adjustments to the Final Purchase Price for tax purposes and that such agreed treatment shall govern for purposes hereof.

                                   ARTICLE X
                                OTHER AGREEMENTS

      10.1 Further Assurance.

      At any time and from time to time from and after the Closing, Seller and Purchaser will, at the request and expense of the other party hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents and perform or cause to be performed such acts and provide such information, as may reasonably be required to evidence or effectuate the sale, conveyance, transfer, assignment and delivery to Purchaser of the Purchased Assets, the assumption by Purchaser of the Assumed Liabilities or the performance by Seller or Purchaser of any of their other respective obligations under this Agreement.

      10.2 Confidentiality.

            (a) The parties hereto agree with respect to the Transactions, the terms and conditions of this Agreement, including the Final or Preliminary Purchase Price (or any component thereof), and all information that is, or has been, furnished or disclosed to it by the other party (collectively, "Confidential Information"), that, subject to Section 13.1, (i) such Confidential Information is confidential and/or proprietary to the furnishing/disclosing party and entitled to and shall receive treatment as such by the receiving party; (ii) the receiving party will hold in confidence and not disclose nor use (except in respect of the transactions contemplated by this Agreement) any such Confidential Information, treating such Confidential Information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; provided, however, that the receiving party shall not have any restrictive obligation with respect to any Confidential Information which (A) is contained in a printed publication available to the general public, (B) is or becomes publicly known through no wrongful act or omission of the receiving party or (C) is subject to disclosure pursuant to any order or regulation of any Authority; and (iii) all such Confidential Information furnished to either party by the other, unless otherwise specified in writing, shall remain the property of the furnishing/disclosing party (until the Closing), and in the event this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon request for such return by it (except for documents submitted to an Authority with the consent of the furnishing/disclosing party or upon subpoena and which cannot be retrieved with reasonable effort).

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            (b) From and after the Closing, subject to Section 13.1, Seller will hold in confidence and not disclose or use (except in respect of the Transactions) any information that is confidential or proprietary with respect to the Business as of the Closing (other than the Retained Assets), treating such information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; provided, however, that Seller shall not have any restrictive obligation with respect to any such information which (i) becomes publicly known through no wrongful act or omission of Seller or (ii) is subject to disclosure pursuant to any order or regulation of any Authority.

      10.3 Nonassignable Contracts.

            (a) Nothing in this Agreement will constitute a transfer or an attempted transfer of any Contracts which are not capable of being transferred without the consent, approval, novation or waiver of any Person (including an Authority), or any Contracts the transfer or attempted transfer of which would constitute a breach of such Contract or a violation of any Law (collectively, "Nonassignable Contracts"). Such Nonassignable Contracts are identified in
Schedule 3.10.

            (b) Notwithstanding anything contained in this Agreement to the contrary, Seller will not be obligated to transfer to Purchaser any of its rights and obligations in and to any Nonassignable Contract without first having obtained all consents, approvals, novations and waivers necessary for such transfer. Prior to the Closing and for a period of three months thereafter, Purchaser and Seller will use all commercially reasonable efforts and cooperate with each other in obtaining all consents, approvals, novations and waivers necessary to transfer to Purchaser all Nonassignable Contracts; provided, however, that, in each such case, neither Purchaser nor Seller will be obligated to commence any litigation or offer or grant any accommodation (financial or otherwise) to any Person or incur any other obligation or liability therefor, and Purchaser and Seller shall each bear its own expenses in connection therewith.

            (c) To the extent that any consents, approvals, novations and waivers with respect to Nonassignable Contracts are not obtained on or prior to the Closing Date, Seller will, at Purchaser's request, during the period commencing with the Closing Date and continuing until the earlier of (i) the expiration of the original term of the applicable Nonassignable Contract and
(ii) the receipt by Seller of written notice from Purchaser that Purchaser has obtained an adequate replacement for such Nonassignable Contract, cooperate, in any reasonable and lawful arrangement designed to provide Purchaser the benefits of such Nonassignable Contract (including, if necessary, at the reasonable request and the expense of Purchaser enforcing performance by any third party of its obligations in respect of such Nonassignable Contract, provided that Seller may decline in good faith Purchaser's request to enforce such Contract); provided that, to the extent Seller is successful in providing such remaining benefits, if any, of such Nonassignable Contract to Purchaser, Purchaser will pay, honor and discharge when due the corresponding liabilities, obligations and commitments of Seller arising thereunder which have been approved in advance by Purchaser with respect to periods after the Closing; and,

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provided, further, that, to the extent Seller is not successful in so providing such remaining benefits of any Nonassignable Contract to Purchaser or has not given its prior approval to the same, Purchaser will have no obligation to pay, honor and discharge when due the corresponding liabilities, obligations and commitments of Seller arising thereunder with respect to periods after the Closing, which shall be treated as Retained Liabilities.

            (d) Nothing in this Section 10.3 shall be construed to waive, modify or otherwise limit Purchaser's rights under Sections 6.1(c) and 6.2 of this Agreement.

      10.4 Tax Matters.

      With respect to the Purchased Assets, Seller and Purchaser shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any return or report of taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for taxes. Such assistance shall include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant tax returns and supporting material. The party requesting assistance hereunder shall reimburse the assisting party for reasonable out-of-pocket expenses incurred in providing assistance. Seller and Purchaser will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

      10.5 Bulk Sale Waiver.

      The parties hereto acknowledge and agree that no filings with respect to any bulk sales or similar laws have been made, nor are they intended to be made, nor are such filings a condition precedent to the Closing.

      10.6 Post-Closing Deliveries.

      After the Closing, any monies, checks, instruments, invoices, bills, receipts, notices, mail and other communications received by one party but directed toward or due to another shall be promptly delivered to the other party.

      10.7 Post-Closing Cooperation and Records Retention.

      Each party agrees to provide the others with access to all relevant documents and other information relating to the Purchased Assets, and to make its relevant personnel available, to the extent reasonably requested by such other party for purposes of preparing tax returns or responding to or defending against any audit, investigation, lawsuit or other proceeding by any Person or for any other reasonable purpose. Such access and availability will be at the requesting party's expense and only during normal business hours and following reasonable prior notice. In furtherance of the foregoing, Purchaser acknowledges and agrees that, because Seller

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will have few, if any, employees after the Closing, Seller is expressly relying on Purchaser's agreements herein to make its relevant personnel available for all purposes stated herein. Purchaser further agrees that it shall not, for any applicable statute of limitation period(s) following the Closing Date, destroy or otherwise dispose of any documents or records relating to the Purchased Assets for the period prior to the Closing Date.

      10.8 Payment of MCM Note.

      On the Closing Date, Seller shall cause Marine Capital Management, LLC to pay in full all amounts outstanding under the MCM Note.

                                   ARTICLE XI
                                EMPLOYEE MATTERS

      11.1 Obligation to Hire Employees.

            (a) Effective on the Closing Date, Purchaser agrees to offer employment to all of Seller's salaried and non-union hourly personnel (the "Non-Union Employees"), other than those employees designated by Purchaser to Seller in writing prior to the date hereof with reference to this Section 11.1 (the "Non-Hired Non-Union Employees"), at a comparable job and at a comparable rate of pay (or in the case of those employees with employment agreements, Purchaser shall assume such agreements), and agrees to offer employment to all of Seller's unionized hourly personnel (the "Hourly Employees"; together with the Non-Union Employees, the "Employees"), other than those unionized hourly personnel designated by Purchaser to Seller in writing prior to the date hereof (the "Non-Hired Union Employees"), subject to the terms and conditions of the collective bargaining agreement applicable to such employees. Subject to the provisions of this Section 11.1, Purchaser agrees to assume all employment-related obligations with respect to the Employees accruing on and after the Closing Date. For purposes of this Section 11.1, "employment-related obligations" shall include compensation for services performed for Purchaser after the Closing Date (and related employment and withholding taxes), benefits accrued under any Purchaser-sponsored employee welfare benefit plan or employee pension benefit plan (as defined under ERISA Section 3(1) or 3(2), respectively) covering the Employees after the Closing Date and workers compensation benefits with respect to claims filed after the Closing Date (regardless of when the injury occurred).

            (b) Seller shall be responsible for any claim for severance pay or other benefits, including any claim that the sale contemplated hereby gives rise to a right for severance pay or other benefits, of any Non-Hired Non-Union Employees or Non-Hired Union Employees.

            (c) Purchaser understands and acknowledges that Seller is relying on Purchaser's agreement to hire all the Employees as of the Closing Date, except as otherwise expressly contemplated in this Section 11.1.

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      11.2 Health Care.

      Seller shall be responsible for offering and providing, in accordance with the requirements of the Consolidation Omnibus Reconciliation Act of 1985 ("COBRA"), health care continuation coverage with respect to any of its former employees and their qualified dependents who experienced a "qualifying event," as defined under COBRA (a "Qualifying Event"), prior to the Closing Date and who are receiving, at the time of the Closing Date, continuation of health care coverage under affected Welfare Plans of Seller. Purchaser shall be responsible for offering and providing, in accordance with the requirements of COBRA, health care continuation coverage with respect to any of Seller's employees who participate in Seller's Welfare Plans and who experience a Qualifying Event as of or following the Closing Date.

      11.3 Past Service and Vacations.

      Purchaser shall give New Employees credit for Past Service (as hereinafter defined) in determining vacation entitlement under Purchaser's applicable vacation policy. "Past Service" means service (a) as an employee of Seller or of its subsidiaries or parent corporation and (b) as an employee of predecessor companies prior to the acquisition of the Business by Seller, but only to the extent that such service is continuous through the Closing Date. Purchaser agrees to assume as of the Closing, Seller's liability for accrued vacation and sick pay to the extent reflected in the Final Adjusted NWC.

      11.4 Participation in Purchaser's Plans.

      Purchaser agrees that New Employees shall be eligible for participation in all health coverage, insurance, retirement and other benefit plans, programs or arrangements (including all "employee benefit plans", as defined by ERISA
Section 3(3)) sponsored or maintained by Purchaser for which similarly situated employees of Purchaser are eligible ("Purchaser Plans"). Other than with respect to The Crowley Maritime Corporation Retirement Stock Plan, The Crowley Maritime Corporation Retirement Income System Plan and The Paper, Allied-Industrial Chemical and Energy Worker (PACE) PACE Industry 401(k) Fund ("Purchaser's Union 401(k) Plan"), Purchaser will give credit for Past Service for purposes of (a) determining eligibility for participation in the Purchaser Plans, (b) determining the duration and amount, if any, of short-term disability benefits due under the Purchaser Plans and (c) vesting (including eligibility for early retirement, disability and benefit options and forms) under the Purchaser Plans. Purchaser will waive any pre-existing condition restrictions under the Purchaser Plans with respect to New Employees.

      11.5 Welfare Plans.

            (a) Purchaser assumes no obligations under Seller's Welfare Plans. Claims for expenses incurred by New Employees or their dependents prior to the Closing shall be covered under Seller's Welfare Plans. The amount and type of benefits payable in any case shall

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be determined in accordance with the terms of the applicable Welfare Plan. All amounts referred to in this Section 11.5 shall be Retained Liabilities.

            (b) Except to the extent already included in the Final Adjusted NWC, Seller will be responsible for payment of any premiums for Seller's Welfare Plans and group insurance arrangements relating to periods before the Closing and for any liability for claims, treatments, expenses, including administrative expenses, that are covered and payable under the terms of Seller's Welfare Plans and group insurance contracts and that are incurred before the Closing.

            (c) Seller will continue on and after the Closing to be solely responsible for any obligations arising out of any long-term disability plan maintained by Seller with respect to each Employee who became disabled and entitled to benefits under that plan on or before the Closing. Purchaser will have no obligations with respect to payment of disability benefits to such an employee.

      11.6 No Third Party Beneficiaries.

      Except as otherwise expressly provided for in this Agreement, nothing in this Article XI, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto, any rights, remedies or other benefits under or by reason of this Article XI.

      11.7 401(k) Plan.

      Eligible employees of Seller participate in the Marine Capital Management, LLC Retirement Plan ("Seller's 401(k) Plan"). Those employees of Seller who participate in Seller's 401(k) Plan and who become New Employees will incur a severance from employment under Seller's 401(k) Plan on the Closing Date and will be entitled to receive a distribution of their benefits under Seller's 401(k) Plan. After the Closing Date, and in accordance with current administrative procedures of Seller's 401(k) Plan, Seller shall cause to be distributed to such New Employees such notices and forms that are provided to participants who incur a severance from employment so that such New Employees who are non-union employees may elect to receive a distribution of their benefits under Seller's 401(k) Plan. Such New Employees may elect to make a rollover contribution to The Crowley Maritime Corporation Retirement Income System Plan ("Purchaser's Salaried 401(k) Plan"), and Purchaser shall cause, in accordance with current administrative procedures of Purchaser's Salaried 401(k) Plan, such rollover contributions to be accepted by Purchaser's Salaried 401(k) Plan. Such New Employees who are union employees may elect to make a rollover contribution to Purchaser's Union 401(k) Plan, and Purchaser shall cause, in accordance with current administrative procedures of Purchaser's Union 401(k) Plan, such rollover contributions to be accepted by Purchaser's Union 401(k) Plan.

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                                   ARTICLE XII
                                   TERMINATION

      12.1 Rights to Terminate.

      (a) This Agreement may be terminated at any time prior to the Closing only as follows:

            (i) by mutual written consent of Seller and Purchaser;

            (ii) by Seller if Purchaser is in material breach of any material representation, warranty or covenant under this Agreement;

            (iii) by Purchaser if (A) Seller has within the then previous ten
      (10) Business Days given Purchaser any notice pursuant to Section 5.2 above, and the Development that is the subject of the notice constitutes a Material Adverse Change, or (B) Seller is in material breach of any material representation, warranty or covenant under this Agreement;

            (iv) by Seller if, at or before the Closing, any condition set forth in Article VII shall not have been timely met and cannot be met on or before the Closing Date and has not been waived;

            (v) by Purchaser if, at or before the Closing, any condition set forth in Article VI shall not have been timely met and cannot be met on or before the Closing Date and has not been waived; or

            (vi) automatically, and without any action by Seller or Purchaser, upon the termination of the YFC Purchase Agreement.

      (b) Nothing set forth above shall entitle any party to terminate this Agreement under this Section 12.1 if such party is in material breach of or has failed to perform in any material respect any obligation or covenant under this Agreement or if any of the representations or warranties of such party set forth in Article III or Article IV, as applicable, is not true in any material respect.

      12.2 Effects of Termination.

            (a) Notwithstanding any other provision of this Agreement to the contrary, no termination of this Agreement shall release (i) either Seller or Purchaser from such party's obligation to pay the fees, costs and expenses described in Sections 5.1(b) and 13.2, (ii) any party from any liabilities arising hereunder for any willful pre-termination breaches hereof or willful misrepresentations made herein or (iii) any party from its obligations under
Section 10.2.

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            (b) Each party's right of termination hereunder is in addition to any rights it may have hereunder or otherwise.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

      13.1 Public Announcements.

      Purchaser and Seller hereby agree that the initial press release concerning the Transactions shall be a joint press release in such form agreed to by the parties and thereafter Purchaser and Seller will consult with each other before issuing any other press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation (and affording the other party an opportunity to comment thereon); provided, that the parties shall be free to respond to inquiries from third parties by disseminating information consistent with any such press releases, subject however to the confidentiality obligations of Section 10.2. This Section shall not limit the ability of either Seller or Purchaser, subject to any and all confidentiality obligations, to make such disclosures as either deems necessary in connection with its efforts to secure any consents or otherwise to satisfy any condition to the Closing. Notwithstanding the foregoing, if any such release or announcement by a party is required by applicable law, including any Reports on Form 8-K required under the Securities Act of 1933, as amended, such party may proceed without the approval of the other party but shall give the other party as much advance notice of the pending release or announcement as practicable and, to the extent practicable, a reasonable opportunity to review and comment thereon.

      13.2 Expenses.

      Except as otherwise expressly provided herein, each party hereto shall pay all of its own fees, costs and expenses incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the Transactions.

      13.3 Notices.

      All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission, (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail and (c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as follows:

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            (i)   if to Seller:

                  c/o DRD Capital Management, LLC
                  580 North Western Avenue
                  Suite 200
                  Lake Forest, Illinois  60045-1941
                  Attention:  Michael J. Doan
                  Facsimile:  (847) 615-5109

                  with a copy to:

                  Sheppard, Mullin, Richter & Hampton LLP
                  Eleventh Floor East
                  1300 I Street NW
                  Washington, D.C.  20005-3314
                  Attention:  Greggory B. Mendenhall
                  Facsimile:  (202) 218-0020

                  Winston & Strawn LLP
                  35 West Wacker Drive
                  44th Floor
                  Chicago, Illinois  60601
                  Attention:  Patrick O. Doyle
                  Facsimile:  (312) 558-5700

            (ii)  if to Purchaser:

                  Crowley Marine Services, Inc.
                  155 Grand Avenue
                  Oakland, California  94612
                  Attention:  Thomas B. Crowley, Jr. and William P. Verdon
                  Facsimile:  (510) 251-7788

                  with a copy to:

                  Nixon Peabody LLP
                  Two Embarcadero Center
                  Suite 2700
                  San Francisco, California  94111
                  Attention:  Ernest N. Reddick
                  Facsimile:  (415) 984-8300

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or to such other addresses as may be specified by any such Person to the other
Person pursuant to notice given by such Person in accordance with the provisions of this Section 13.3.

      13.4 Assignment; Successors and Permitted Assigns.

      The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other parties; provided, however, that Purchaser may assign all or part of its rights under this Agreement and delegate all or part of its obligations under this Agreement to one or more directly or indirectly, wholly-owned subsidiaries of Crowley Maritime Corporation, in which event the assigned rights and powers of the Purchaser and associated remedies available to it under this Agreement shall extend to and be enforceable by each such subsidiary; provided further, however, that no such assignment or delegation shall release Purchaser from its obligations under this Agreement, and Purchaser hereby guarantees to Seller the performance by each such subsidiary of its obligations under this Agreement. In the event of any such assignment and delegation, the term "Purchaser" as used in this Agreement shall be deemed to refer to each such subsidiary of Crowley Maritime Corporation as the context requires, and shall be deemed to include both Purchaser and each such subsidiary where appropriate. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

      13.5 No Third Party Beneficiaries.

      This Agreement shall not be construed so as to confer any right, remedy or benefit upon any Person, other than the parties hereto and their respective successors and permitted assigns.

      13.6 Exhibits and Schedules.

      The Exhibits and Schedules hereto shall be construed with and as an integral part of this Agreement to the same effect as if the contents thereof had been set forth verbatim herein.

      13.7 Headings.

      The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

      13.8 Entire Agreement.

      This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and no other representations, promises, agreements or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound thereby and dated on or after the date hereof.

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      13.9 Modifications and Waivers.

      No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the date hereof and signed by Purchaser and Seller. No waiver of any breach, term or condition of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

      13.10 Counterparts.

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.11 Severability.

      In case any one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

      13.12 GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

      13.13 JURISDICTION; CONSENT TO SERVICE.

      EACH PARTY HERETO (A) AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURTS OF THE STATE OF WASHINGTON; (B) CONSENTS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (C) WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT; AND (D) AGREES THAT SERVICE OF ANY COURT PAPER MAY BE MADE IN SUCH MANNER AS MAY BE PROVIDED UNDER APPLICABLE LAWS OR COURT RULES GOVERNING SERVICE OF PROCESS FOR ANY SUCH COURTS.

      13.14 Attorneys' Fees.

      In any litigation, arbitration, mediation or other proceeding by which one party either seeks to enforce its rights under any Transaction Document or seeks a declaration of any rights or obligation under any Transaction Document, the prevailing party shall be awarded reasonable

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attorneys' fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

      13.15 Effectiveness of this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall not become, or be deemed, effective unless and until the date (the "Effective Date") on which the Consent Decree is filed in the Superior Court for the State of Alaska, Second Judicial District at Nome.

                            [signature page follows]

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      IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase
Agreement as of the date first written above.

                                        CROWLEY MARINE SERVICES, INC.


                                        By: /s/ Albert M. Marucco
                                            ------------------------------------
                                        Name: Albert M. Marucco
                                        Title: Vice President - Treasurer

                                        YUTANA BARGE LINES, LLC

                                        By:  MARINE CAPITAL MANAGEMENT, LLC

                                        Its:  Sole Member

                                             By: /s/ Michael J. Doan
                                                 -------------------------------
                                             Name:  Michael J. Doan
                                             Title: Member

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION

                                    GUARANTY

      Reference is hereby made to that certain Purchase Agreement dated as of July 9, 2004 (the "YFC Purchase Agreement") among Crowley Marine Services, Inc., a Delaware corporation ("Purchaser"), Northland Fuel LLC, a Delaware limited liability company ("Northland Fuel"), Yukon Fuel Company, an Alaska corporation, and Northland Vessel Leasing Company LLC, a Delaware limited liability company. The consummation of the transactions under the YFC Purchase Agreement are conditioned upon the satisfaction (or waiver) of the conditions set forth in the Asset Purchase Agreement dated as of July 9, 2004 (the "Asset Purchase Agreement") between Yutana Barge Lines, LLC ("Seller") and Purchaser, to which this Guaranty is attached. Purchaser has required as a condition to the closing of the transactions contemplated by the Asset Purchase Agreement the execution by Northland Fuel of this Guaranty. Northland Fuel hereby irrevocably and unconditionally guarantees the full payment and performance by Seller of each and every obligation of Seller under the Asset Purchase Agreement and under each other agreement and instrument executed and delivered by Seller in connection with the Asset Purchase Agreement. Northland Fuel's obligations under this Guaranty shall at all times be subject to all defenses, offsets and cross or counterclaims which may exist in favor of Seller against Purchaser (other than defenses based on bankruptcy or insolvency). The sole recourse for satisfaction of Northland Fuel's obligations under this Guaranty (other than with respect to indemnification claims against Seller pursuant to Section 9.1(d) of the Asset Purchase Agreement) shall be pursuant to the Escrow Agreement (as defined in the YFC Purchase Agreement).

                                        NORTHLAND FUEL LLC

                                        By: /s/ Mark Smith
                                            -----------------------------
                                        Name: Mark Smith
                                        Title: V.P. - Assistant Secretary

                                        Dated: July 9, 2004

                                                  ASSET PURCHASE AGREEMENT (YBL)
                                                               EXECUTION VERSION